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                                                                  Exhibit 99.B14

                            REX D. HEMME, FSA, MAAA
                          Vice President and Actuary
                           Life Product Development

April 28, 2000

Securities and Exchange Commission
450 Fifth Street, N W
Washington, D.C.   20549
     Re: American National Variable Life Separate Account; Post-Effective Amendment Number 3 to Form S-6 Registration Statement; Registration Number 333-47321

Dear Sir:

This opinion is furnished in connection with the Post-Effective Amendment Number 3 to Form S-6 Registration Statement under the Securities Act of 1933, as amended ("Securities Act"), of a certain Variable Life insurance policy (the "Policy") that will be offered and sold by American National Insurance Company and certain units of interest to be issued in connection with the Policy.

The hypothetical illustrations of the Policy used in the Post-Effective Amendment Number 3 to Form S-6 Registration Statement accurately reflect reasonable estimate of projected performance of the Policy under the stipulated rates of investment return, the contractual expense deductions and guaranteed cost-of-insurance rates, and utilizing a reasonable estimation for expected fund operating expenses.

I hereby consent to the use of this opinion as an exhibit to the Post-Effective Amendment Number 3 to Form S-6 Registration Statement and to the reference to my name under the heading "Experts" in the Prospectus included as a part of such Form S-6 Registration Statement.

Very truly yours,

/s/ Rex D. Hemme
------------------------------
Rex D. Hemme, FSA, MAAA
Vice President and Actuary Life Product Development

                                        American National Insurance Company
                                        One Moody Plaza
                                        Galveston, Texas 77550
                                        (409) 766-6627
                                        (409) 766-6933 Fax

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